                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT

          This Amendment No. 1 to Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") dated as of May 17, 1996 is entered into with reference to the Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent (the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          Borrowers, Parent and the Managing Agent, acting with the consent of all of the Banks pursuant to Section 14.2 of the Loan Agreement, agree as follows:

     1. AMENDMENT TO SECTION 1.1. Section 1.1 of the Loan Agreement is amended to revise the definition of "Secured Swap Agreement" by inserting the words "or Parent (or all or any of them)" after the word "Borrowers" in the second line thereof.

     2. AMENDMENT TO SECTION 1.1. Section 1.1 of the Loan Agreement is amended to revise the definition of "Swap Agreement" by inserting the words "or Parent (or all or any of them)" after the word "Borrowers" in the second line thereof.

     3.   DELETION OF SECTION 5.11.  Section 5.11 is deleted from the Loan
Agreement.

     4. AMENDMENT TO SECTION 6.7(f). Section 6.7(f) of the Loan Agreement is amended to read in full as follows:

          "(f) Indebtedness consisting of one or more Swap Agreements or Guaranty Obligations with respect to obligations of any of Borrowers or of Parent under one or more Swap Agreements; PROVIDED that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements does not exceed $100,000,000."

     5. AMENDMENT TO SECTION 9.18. Section 9.18 is amended by striking the period at the end thereof and inserting in its place the following:

          "; PROVIDED that for purposes of this Section 9.18, the term "Cash" shall not include funds on deposit in bank accounts of Parent or any Restricted Subsidiary that are not "collected balances."'

     6. DELETION OF SECTION 11.2(e). Section 11.2(e) of the Loan Agreement is deleted.

     7. APPROVAL OF LEASE AMENDMENT. The Second Amendment dated April 22, 1996 to Lease Agreement dated as of April 1, 1994 between Station/First Joint Venture, as landlord, and Kansas City Station Corporation, as tenant, is hereby approved.

     8. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Managing Agent of all of the following, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

               (a) Counterparts of this Amendment executed by all parties hereto;

               (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof, substantially in the form of Exhibit A to this Amendment; and

               (c)  Written consent of all of the Banks as required under
     Section 14.2 of the Loan Agreement in the form of Exhibit B to this Amendment.

     9. REPRESENTATION AND WARRANTY. Borrowers represent and warrant to the Managing Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

     10. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent hereto in its capacity as guarantor under the Parent Guaranty.

     11. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

          IN WITNESS WHEREOF, Borrowers and the Managing Agent have executed this Amendment as of the date first written above by their duly authorized representatives.


PALACE STATION HOTEL & CASINOS, INC.
BOULDER STATION, INC.
TEXAS STATION, INC.
ST. CHARLES RIVERFRONT STATION, INC.
KANSAS CITY STATION CORPORATION


                                       By:  /s/ Glenn C. Christenson
                                            --------------------------------
                                                Glenn C. Christenson
                                                Vice President and
                                                Chief Financial Officer


                                       STATION CASINOS, INC.


                                       By:  /s/ Glenn C. Christenson
                                            --------------------------------
                                                Glenn C. Christenson
                                                Executive Vice President and
                                                Chief Financial Officer


                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Managing Agent


                                       By:  /s/ L. Chenevert
                                            --------------------------------
                                                L. Chenevert, Jr.,
                                                Vice President

                             Exhibit A to Amendment

                          CONSENT OF SIBLING GUARANTORS

          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent") the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (the "Loan Agreement").

          Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers, Parent and the Managing Agent of Amendment No. 1 to the Loan Agreement.

          Each of the undersigned represents and warrants to the Managing Agent and the Banks that the Subsidiary Guaranty remains in full force and effect in accordance with its terms.

Dated: May ___, 1996


                         SOUTHWEST GAMING SERVICES, INC.


                         By: ______________________________

                         Title: ___________________________


                         SOUTHWEST SERVICES, INC.



                         By: _________________________________

                         Title: ______________________________

                         GREEN VALLEY STATION, INC.



                         By: _________________________________

                         Title: ______________________________

                             Exhibit B to Amendment

                                 CONSENT OF BANK

          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent") the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (the "Loan Agreement").

          The undersigned Bank hereby consents to the execution and delivery of Amendment No. 1 to Amended and Restated Reducing Revolving Loan Agreement by the Managing Agent on its behalf, substantially in the form of a draft dated on or about April 25, 1996 presented to the undersigned Bank.


          Date: May ___, 1996


                         _________________________________
                         [Name of Institution]



                         By ______________________________

                         _________________________________
                              [Printed Name and Title]